UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-24185

Date of Report: March 11, 2008

CHINA AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)
Florida	65-0636168
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

444 Washington Blvd., Unit 2424, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

(201) 420-1076
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into Material Definitive Agreement

On March 11, 2008 China Aoxing Pharmaceutical Company, Inc. entered into an Acquisition Agreement with the holders of the registered equity of Shijiazhuang Lerentang Pharmaceutical Company Limited (“LRT”).  LRT is engaged in the manufacture and distribution of Chinese traditional medicines within China.

The Acquisition Agreement provides that Hebei Aoxing Pharmaceutical Group Company will acquire 100% ownership of LRT in exchange for 80 million RMB (approximately $10.8 million) and 8 million shares of common stock to be issued by China Aoxing Pharmaceutical.  China Aoxing Pharmaceutical owns 60% of the registered equity of Hebei Aoxing Pharmaceutical.  The acquisition will occur after satisfaction of certain conditions, including the parties’ satisfaction with the results of due diligence and the approval of the government of China.

On March 12, 2008 China Aoxing Pharmaceutical issued a press release containing information about the transaction.  A copy of the press release is being filed as an exhibit to this Report.

Item 9.01

Financial Statements and Exhibits

Exhibits

10-a.

Acquisition Agreement dated March 11, 2008 between China Aoxing Pharmaceutical Company, Inc. and the holders of the registered equity of Shijiazhuang Lerentang Pharmaceutical Company Limited.

99.

Press release dated March 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Aoxing Pharmaceutical Company, Inc.

Dated:  March 13, 2008

By: /s/ Zhenjiang Yue

       Zhenjiang Yue, Chief Executive Officer